CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees

Atlas Funds

We consent to the use of our report dated February 26, 2007 for the Atlas National Municipal Bond Fund, a series of the Atlas Funds, incorporated herein by reference and to the reference to our firm under the caption “FINANCIAL STATEMENTS AND EXPERTS” in the Prospectus/Proxy Statement.

                                                                        /s/ KPMG LLP

Boston, Massachusetts

March 12, 2007